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                                                                   EXHIBIT 10.24


                              REDEMPTION AGREEMENT

                  This Redemption Agreement (this "AGREEMENT") is entered into as of January 3, 2006, among American Railcar Industries, Inc., a Missouri corporation ("ARI MISSOURI"), American Railcar Industries, Inc., a Delaware corporation and wholly-owned subsidiary of ARI Missouri ("ARI DELAWARE"; collectively with ARI Missouri, "ARI") and Vegas Financial Corp., a Nevada corporation ("STOCKHOLDER").

                               W I T N E S S E T H

                  WHEREAS, 82,055 shares of New Preferred Stock, par value $.01 per share, of ARI Missouri are issued and outstanding as of the date hereof (including shares of New Preferred Stock of ARI Delaware into which such shares may be converted as described in further detail below, the "SHARES");

                  WHEREAS, Stockholder currently holds of record and beneficially all of the Shares;

                  WHEREAS, ARI is contemplating a public offering of its shares of common stock of ARI ("PUBLIC OFFERING");

                  WHEREAS, in connection with the Public Offering, ARI Missouri plans to reincorporate in Delaware ("REINCORPORATION") pursuant to a merger with and into ARI Delaware, whereby ARI Delaware shall be the surviving corporation, and each Share shall be converted into one share of New Preferred Stock of ARI Delaware with substantially identical terms and conditions, including dividend and liquidation rights and preferences;

                  WHEREAS, ARI desires to purchase from Stockholder, and Stockholder desires to sell to ARI, the Shares upon the closing of the Public Offering upon the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

         ARTICLE 1. REDEMPTION OF SHARES.

                  Section 1.1 Repurchase and Redemption; Redemption Price. Based upon the representations and warranties of Stockholder set forth in Section 2 hereof, ARI agrees to repurchase and redeem from the Stockholder and, based upon the representations and warranties of ARI set forth in Section 3 hereof, Stockholder agrees to tender to ARI for repurchase and redemption, at the Closing (as defined in Section 1.3 below), all of the Shares for an aggregate price equal to the price to be paid for the Shares ("REDEMPTION PRICE")
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pursuant to ARI's Articles or Certificate of Incorporation, as applicable
("CHARTER"), in connection with the liquidation, dissolution or winding up of ARI as if such liquidation, dissolution or winding up had taken place at the time of the Closing. For the avoidance of doubt, it is set forth that such Redemption Price per Share shall equal: (i) $1,000 ("NP BASE AMOUNT" as defined in the Charter), plus (ii) cumulative dividends accumulated and unpaid on such Share as of December 31, 2005, equaling $138.14 per share plus (iii) cumulative dividends which shall accrue on such Share from December 31, 2005 until the Closing at a rate of $0.2884 per day.

                  Section 1.2. Payment of Redemption Price. At the Closing, ARI shall pay the Redemption Price or shall cause the Redemption Price to be paid, to the stockholder by federal funds wire transfer of immediately available funds, against delivery of those documents and instruments listed and described in Section 1.4 hereof.

                  Section 1.3 Time and Place of Closing. The transfers and deliveries contemplated hereby (the "CLOSING") shall take place at the time and place of the closing of the Public Offering. The date of the Closing is referred to herein as the "CLOSING DATE."

                  Section 1.4 Deliveries at Closing. At the Closing, the Stockholder shall authorize, execute and deliver to ARI, against payment of the Redemption Price one or more stock certificates representing the Shares, duly endorsed in blank, or accompanied by a duly executed stock power.

                  ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. In connection with the transactions contemplated by this Agreement, Stockholder hereby represents and warrants to ARI as follows:

                  Section 2.1. Title. Stockholder is the sole record and beneficial owner of, and has good legal title to the Shares, and has the full legal right, power and authority to assign and transfer complete ownership in the Shares to ARI. The Shares are, and upon the effectiveness of the assignment and transfer will be, free and clear of all liens, claims, restrictions, encumbrances, charges, options or rights of third parties with respect thereto.

                  Section 2.2 Organization; Authority. (i) Stockholder is a corporation duly formed and validly existing under the laws of the State of Nevada and has full power and authority to own its property, including the Shares, and to enter into and perform the transactions contemplated hereby.

                  Section 2.3. Non-Contravention. The execution and delivery by Stockholder of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate or conflict with any provision of the organizational documents of Stockholder, each as amended to date, (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon


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any property of Stockholder pursuant to (i) any agreement or instrument to which
Stockholder is a party or by which Stockholder or any of its properties are bound or subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which Stockholder is subject.

                  Section 2.4. Approval; Binding Effect. Stockholder has obtained all corporate and other approvals necessary for the execution and delivery of this Agreement and for the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors' rights generally and general principles of equity.

                  Section 2.5. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of Stockholder.

                  Section 2.6. Governmental Consents. No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by Stockholder of this Agreement or the consummation of the transactions contemplated hereby.

                  ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF ARI. In connection with the transactions contemplated by this Agreement, each of ARI Missouri and ARI Delaware jointly and severally represent and warrant as follows:

                  Section 3.1 Organization; Authority. Each of ARI Missouri and ARI Delaware is duly organized and existing in good standing in its jurisdiction of incorporation. Each of ARI Missouri and ARI Delaware has the corporate power to own its properties and to carry on its business as now conducted and to enter into and perform the transactions contemplated hereby.

                  Section 3.2 Non-Contravention. The execution, delivery and performance by ARI of this Agreement and the consummation of the transactions contemplated hereby, (i) are within ARI's corporate power and authority, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which ARI is a party or by which ARI is bound or to which any of the properties or assets of ARI is subject and has been, nor will such actions result in any violation of the provisions of the organizational documents of ARI or any statue or any order, rule, regulation or writ of any court or governmental agency or body having proper jurisdiction over ARI or any of its properties or


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assets (except for such statutes, orders, rules, regulations or writs the violation of which would not have a material adverse effect on the business, properties, financial positions or results of operations of ARI and except to the extent consent to or waiver of such conflict, violation or breach has been obtained from the third party prior to Closing), and (iv) will not result in the creation or imposition of any lien upon any property of ARI pursuant to the terms of any agreement or instrument to which ARI is bound or to which any of the properties or assets of ARI is subject.

                  Section 3.3 Enforceability. The execution and delivery by ARI of this Agreement will result in legally binding obligations of ARI, enforceable against it in accordance with the terms and provisions hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  Section 3.4 Governmental Consents. No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by ARI of this Agreement or the consummation of the transactions contemplated hereby.

         ARTICLE 4. INDEMNITY.

                  Section 4.1. ARI shall defend, indemnify, save and hold harmless Stockholder from and against all liabilities, losses, claims, demands, suits, costs, expenses and damages of every kind and character, including, without limitation, attorneys' fees, court costs, and costs of investigation, which arise from or in connection with in any way a breach by ARI of its representations and warranties contained in this Agreement or other breach of this Agreement by ARI.

                  Section 4.2. Stockholder shall defend, indemnify, save and hold harmless ARI from and against all liabilities, losses, claims, demands, suits, costs, expenses and damages of every kind and character, including, without limitation, attorneys' fees, court costs, and costs of investigation, which arise from or in connection with in any way a breach by Stockholder of its respective representations and warranties contained in this Agreement or other breach of this Agreement by Stockholder.

         ARTICLE 5. MISCELLANEOUS.

                  Section 5.1. This Agreement shall, without any further action required by either party, be immediately terminated in its entirety and be of no further force or effect if the Public Offering does not close on or before March 31, 2006.


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                  Section 5.2. Assignment; Successors and Assigns. The
provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

                  Section 5.3. Survival of Representations and Warranties. All indemnities, covenants, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

                  Section 5.4. Expenses. Each party to this Agreement shall bear its own costs and expenses, including, but not limited to, attorneys' fees and expenses, in connection with the closing of the transactions contemplated hereby.

                  Section 5.5. Entire Agreement. This Agreement, together with the instruments and other documents contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

                  Section 5.6. Amendments and Waivers. This Agreement may not be amended or waived (either generally or in a particular instance and either retroactively or prospectively) except by a written instrument signed by the party against whom enforcement of such amendment, modification or waiver is sought. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  Section 5.7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 5.8. Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

                  Section 5.9. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

                  Section 5.9. Further Assurances. The parties hereto hereby agree to take such further action and execute and deliver such further documents and instruments as may be necessary or appropriate to effect the transactions, assignments, transfers and conveyances contemplated in this Agreement.


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                            [signature page follows]


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement effective as of the date and time first above written.

AMERICAN RAILCAR INDUSTRIES, INC.
(a Missouri corporation)

By: /s/ James J. Unger
    -----------------------------------------------
    Name:    James J. Unger
    Title:   President and Chief Executive Officer


AMERICAN RAILCAR INDUSTRIES, INC.
(a Delaware corporation)

By: /s/ James J. Unger
    -----------------------------------------------
    Name:    James J. Unger
    Title:   President and Chief Executive Officer



VEGAS FINANCIAL CORP.

By: /s/ Edward E. Mattner
   ------------------------------------------------
    Name: Edward E. Mattner
    Title: Vice President